                         CERTIFICATE OF INCORPORATION
                                      OF
                              KII HOLDING CORP.

FIRST.            The name of the corporation is KII Holding Corp.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature or purposes of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The Corporation shall have authority to issue 1,000 shares of Common Stock without par value, and 500 shares of Serial Preferred Stock, without par value but with a stated value of Ten Thousand Dollars ($10,000) per share.

         A.       Serial Preferred Stock

                  The Board of Directors is hereby empowered to cat4se the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (1)-(8), of this paragraph A as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

                  The shares of the Serial Preferred Stock of different series may vary as to:

                           (1) the number of shares constituting such series and
                  the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

                           (2) the rate of dividend, the time of payment and, if
                  cumulative, the dates from which dividends shall be cumulative, the extent of participation rights, if any, and the priority in payment of dividends;

                           (3) any right to vote with holders of $heres of any
                  other series or class and any right to vote as a class, either generally or as a condition to specified corporate acts;

                           (4) the price at and the terms and conditions of
                  which shares may be redeemed;

                           (5)  the amount payable upon shares and the priority

                  of payment in event of involuntary liquidation;

                           (6) the amount payable upon shares and the priority of payment in event of voluntary liquidation;

                           (7) any sinking fund provisions for the redemption or purchase of shares; and

                           (8) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                  The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this section A, shall have been fixed and determined by the Board of Directors prior to the issuance thereof. Except as specifically set forth in any Certificate of Serial Designation filed with the Secretary of State of the State of Delaware or as required by the Delaware General Corporation Law, none of these shares of any series of Serial Preferred Stock shall have any right to vote on any matters.

         B.       Common Stock.

                           (1) Dividends. When and if declared by the Board of
                  Directors, the holders of the Common Stork shall only be entitled to receive cash dividends and dividends payable in property other than securities of the Corporation at such time as all dividends on the Serial Preferred Stock through the record date of any such Common Stock dividend have been paid in full.

                           (2) Liquidation. In the event of the voluntary or
                  involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full to the holders of Serial Preferred Stock of their preferred liquidation payments, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

                           (3) Voting Rights.  Except as may be otherwise
                  required by law or the Certificate of Incorporation of the Corporation, as amended, each share of Common Stock shall have one (1) vote on all matters voted upon by the stockholders.

FIFTH. The name and mailing address of the sole incorporator is as follows:

                  Halle Fine Terrion             35th Floor, BP America Building
                                                 200 Public Square

                                                 Cleveland, OH 44114-2302

         The name and mailing address of the person who is to serve as the director until the first annual meeting of the stockholders or until his successors are elected and qualified, is as follows:

                  Richard L. Kramer                  1430 Broadway, 13th Floor
                                                     New York, New York 10018

                  William L. Remley                  1430 Broadway, 13th Floor
                                                     New York, New York 10018

SIXTH.            The corporation is to have perpetual existence.

SEVENTH. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

EIGHTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of June, 1997.

                                               /s/ Halle Fine Terrion
                                               ------------------------------
                                               Halle Fine Terrion

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              KII HOLDING CORP.

         KII Holding Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         C. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 1997.

         D. Immediately prior to this amendment of the Certificate of Incorporation of the Corporation, as hereinbelow set forth, the Corporation had authority to issue an aggregate of One Thousand Five Hundred (1,500) shares, of which One Thousand (1,000) shares, without par value, were designated "Common Stock" and Five Hundred (500) shares, without par value, were designated "Serial Preferred Stock" having a stated value of Ten Thousand Dollars ($10,000) per share.

         E. This Amended and Restated Certificate of incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by:

                  (1) Authorizing the issuance and designating the terms of an aggregate Twenty Thousand Five Hundred (20,500) shares, of which Twenty Thousand (20,000) shares, with no par value, shall be designated 'Common Stock" and Five Hundred (500) shares, with no par value but with a stated value of Ten Thousand Dollars ($10,000) per share, shall be designated "Serial Preferred Stock" in Article FOURTH; and

                  (2) Deleting Article FIFTH, which contained the name of the sole incorporator and initial directors and conforming the remaining articles accordingly.

         F. The text of the Certificate of Incorporation is hereby amended and restated hereby to read as herein set forth in full.

FIRST.            The name of the corporation is KII Holding Corp.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature or purposes of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The Corporation shall have authority to issue Twenty Thousand (20,000) shares of Common Stock without par value, and Five Hundred (500) shares of Serial Preferred Stock, without par value but with a stated value of Ten Thousand Dollars ($10,000) per share.

                  Serial Preferred Stock

                  The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (1)-(8), of this paragraph A as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

         The shares of the Serial Preferred Stock of different series may vary as to:

                           the number of shares constituting such series and the
                  designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

                           the rate of dividend, the time of payment and, if
                  cumulative, the dates from which dividends shall be cumulative, the extent of participation rights, if any, and the priority in payment of dividends;

                           any right to vote with holders of shares of any other
                  series or class and any right to vote as a class, either generally or as a condition to specified corporate acts;

                           the price at and the terms and conditions on which
                  shares may be redeemed;

                           the amount payable upon shares and the priority of
                  payment in event of involuntary liquidation;

                           the amount payable upon shares and the priority of
                  payment in event of voluntary liquidation;

                           any sinking fund provisions for the redemption or
                  purchase of shares: and

                           the terms and conditions on which shares may be
                  converted, if the shares of any series are issued with the privilege of conversion.

                  The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this section A, shall have been fixed and determined by the Board of Directors prior to the issuance thereof. Except as specifically set forth in any

         Certificate of Serial Designation filed with the Secretary of State of the State of Delaware or as required by the Delaware General Corporation Law, none of these shares of any series of Serial Preferred Stock shall have any right to vote on any matters.

                  Common Stock.

                          Dividends. When and if declared by the Board of
                  Directors, the holders of the Common Stock shall only be entitled to receive cash dividends and dividends payable in property other than securities of the Corporation at such time as all dividends on the Serial Preferred Stock through the record date of any such Common Stock dividend have been paid in full.

                          Liquidation. In the event of the voluntary or
                  involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full to the holders of Serial Preferred Stock of their preferred liquidation payments, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

                          Voting Rights. Except as may be otherwise required by
                  law or the Certificate of Incorporation of the Corporation, as amended, each share of Common Stock shall have one (1) vote on all matters voted upon by the stockholders.

FIFTH.            The Corporation is to have perpetual existence.

SIXTH. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHT. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         G. This Amended and Restated Certificate of incorporation was duly adopted by the Board of Directors in accordance with the applicable provisions of Sections 141(f), 241 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Michael D. Schenker, its Assistant Secretary, this 26th day of June, 1997.

                                       /s/ Michael D. Schenker
                                       -----------------------------------------
                                       Michael D. Schenker, Assistant Secretary

                              KII HOLDING CORP.

           CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND
                    RIGHTS OF THE SERIES B PREFERRED STOCK

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         The following resolution was duly adopted by the Board of Directors (the "Board of Directors") of KII HOLDING CORP., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware:

         WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, without par value, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

         NOW, THEREFORE, BE IT RESOLVED:

         H. Designation and Number of Shares. There shall be hereby established a series of the preferred stock, without par value, but with a stated value of Ten Thousand Dollars ($10,000) per share (the "Stated Value"), designated as "Series B Preferred Stock" (such series being hereinafter referred to as the "Series B Preferred Stock"). The authorized number of shares of Series B Preferred Stock shall be 75.

         I. Rank. The Series B Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the Series A Preferred Stock (the "Series A Preferred Stock"). The Series B Preferred

Stock shall, however, rank senior to all classes of common stock of the Corporation (including, without limitation, the currently authorized common stock, without par value, of the Corporation) (the "Common Stock"), and to each other class or series of Capital Stock of the Corporation hereafter created with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation (collectively with the Common Stock, the "Junior Stock").

         J.       Dividends.

                  (1) The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series B Preferred Stock at a rate equal to ten percent (10%) per annum of the sum of (i) the Liquidation Preference (as hereinafter defined) and
(ii) any dividends which may be in arrears. All dividends shall be cumulative, whether or not earned or declared, from the date of issuance of the Series B Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the issuance of the Series B Preferred Stock. Each distribution on the Series B Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on such record dates, not less than ten (10) nor more than sixty (60) days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation.

                  (2) All dividends paid with respect to shares of Series B Preferred Stock pursuant to subparagraph 3(a) shall be paid pro rata and in a like manner to all of the holders entitled thereto.

                  (3) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series B Preferred Stock at any time, except out of funds legally available therefor.

                  (4) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than ten (10) nor more than sixty (60) days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (5) Without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, the Corporation shall not declare, pay or set apart for payment any dividend on any shares of Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, puts, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (all such prohibited payments and other actions set forth above in this subparagraph 3(e) being collectively referred to as "Restricted Junior Payments") except that:

              the Corporation may make Permitted Tax Distributions;

              the Corporation may pay dividends or other distributions on Junior Stock in the form of additional shares of Junior Stock (or the adjustment of the amount of the liquidation preference, if any, of such Junior Stock);

              the Corporation may issue a promissory note, which is expressly subordinated in payment to dividend, liquidation and other distributions in respect of the Series B Preferred Stock, in satisfaction of a contractual obligation to redeem any such Junior Stock held by management of the Corporation or its subsidiaries.

                  (6) Dividends payable on the Series B Preferred Stock for any period less than a year shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period for which such dividends are payable.

         K.       Liquidation Preference.

                  (1) The liquidation preference of the Series B Preferred Stock shall be $10,000.00 per share (the "Liquidation Preference"). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the Corporation available for distribution to its stockholders, after satisfaction in full of all payments to be made in liquidation to the holders of the Series A Preferred Stock under Section 4 of the Certificate of the Powers, Preferences and Rights of the Series A Preferred Stock (the "Series A Certificate of Designation"), an amount in cash equal to the aggregate Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including, without duplication, an amount equal to prorated dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series B Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient, after satisfaction in full of the payments to be made in liquidation to the holders of the Series A

Preferred Stock pursuant to Section 4 of the Series A Certificate of Designation, to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets.

                  (2) For purposes of this paragraph 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or part of the property or assets of the Corporation nor the consolidation or merger of the Corporation into or with one or more other corporations or entities shall be deemed to be a liquidation, dissolution or winding up, voluntarily or involuntary, of the affairs of the Corporation.

         L.       Voting Rights.

                  (1) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not reclassify any Junior Stock into any preferred stock of the Corporation that ranks on a parity or senior (in either case as to dividends or other distributions or rights upon liquidation, dissolution or winding up) to the Series B Preferred Stock ("Parity Stock" or "Senior Stock" respectively) or create or authorize any new class of Parity Stock or Senior Stock (other than the Series A Preferred Stock) without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class.

                  (2) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not amend this Certificate of Designation or the Certificate of Incorporation of the Corporation so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series B Preferred Stock, without the affirmative vote or consent of at least a majority of the issued and outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class.

                  (3) In any case in which the holders of Series B Preferred Stock shall be entitled to vote pursuant to this paragraph 5 or pursuant to the General Corporation Law of the State of Delaware, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock. Except as otherwise provided in this paragraph 5 and under the General Corporation Law of the State of Delaware, holders of Series B Preferred Stock shall not be entitled to vote on any matters.

         M.       Redemption.

                  (1) So long as no Series A Preferred Stock is outstanding, the Series B Preferred Stock may be redeemed in cash, in whole or in part, at any time or from time to time, at the option of the Corporation by resolution of the Board of Directors at a price per share equal to the Liquidation Preference plus an amount equal to all dividends thereon accrued and unpaid (the "Redemption Price") to the date fixed by the Board of Directors as the redemption date (the "Redemption Date"). If less than all shares of Series B Preferred Stock are to be redeemed, shares of Series B Preferred Stock shall be redeemed ratably among the holders thereof.

                  (2) Notice of any redemption pursuant to this paragraph 6 (a "Redemption Notice" shall be mailed, first class, postage prepaid, not less than fifteen (15) days nor more than sixty (60) days prior to the Redemption Date to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as the same appear upon the stock record books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice. Such notice shall set forth the anticipated Redemption Price or formula on which such Redemption Price will be based, the anticipated Redemption Date within such fifteen (15) to sixty (60) day period, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed.

                  (3) On or before the anticipated Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, if the redemption occurs, the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If for any reason the redemption does not occur, the certificates shall be returned. In the event that fewer than all of the Series B Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (4) If any Redemption Notice by the Corporation pursuant to this paragraph 6 shall have been mailed as provided in subparagraph 6(b) and if on or before the Redemption Date, the consideration necessary for such redemption shall have been irrevocably set apart in trust for the benefit of the holders of shares to be so redeemed so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

         N. Payment in Kind. Any payments by the Corporation on account of the Series B Preferred Stock as a result of the declaration of dividends on the Series B Preferred Stock may, in the sole discretion of the Board of Directors, be payable, in whole or in part, in the form of additional shares of Series B Preferred Stock of the Corporation or any of the assets of the Corporation. For purposes of such payment, shares of Series B Preferred Stock shall be valued at the Stated Value or upon such other reasonable basis as the Board of Directors shall determine in its sole discretion.

         O. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

         P. Preemptive Rights. The holders of the Series B Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

         Q. Exclusion of Other Rights. The shares of Series B Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions and in the Certificate of Incorporation of the Corporation.

         R. Legends. Unless the Series B Preferred Stock is to be registered under the Securities Act of 1933, as amended or any other applicable federal or state securities law, the following legends shall be placed on the Series B Preferred Stock:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH

         REGISTRATION AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT.

         S. Headings. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         T.       Definitions.

         "Board of Directors" has the meaning ascribed to it in the first paragraph of this resolution.

         "Business Day" means any day except a Saturday, Sunday or any day on which banking institutions in New York City, New York or Los Angeles, California are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means all common stock and any other capital stock of the Corporation authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated), whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

         "Certificate of Designation" shall mean this Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock.

         "Closing Date" means the date on which the Series A Preferred Stock is first issued.

         "Common Stock" has the meaning ascribed to it in paragraph 2 hereof.

         "Corporation" means KII Holding Corp., a Delaware corporation.

         "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

         "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.


         "Initial Dividend Period" means the dividend period commencing on the Closing Date and ending on the first Dividend Payment Date to occur thereafter.

         "Junior Stock" has the meaning ascribed to it in paragraph 2 hereof.

         "Liquidation Preference" has the meaning ascribed to it in paragraph 4 hereof.
         "Parity Stock" has the meaning ascribed to it in paragraph 5 hereof.

         "Permitted Tax Distributions" means distributions from the Corporation to the parent corporation of the Corporation up to the amount that the Corporation would have been required to pay for federal, state, local or other taxes on income if it were deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which only the Corporation and its consolidated subsidiaries were members.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Quarterly Dividend Period" means the quarterly periods commencing on each January 1, April 1, July 1 and October 1 and ending on each Dividend Payment Date, respectively.

         "Redemption Date" has the meaning ascribed to it in paragraph 6 hereof.

         "Redemption Notice" has the meaning ascribed to it in paragraph 6 hereof.

         "Redemption Price" has the meaning ascribed to it in paragraph 6 hereof.

         "Restricted Junior Payments" has the meaning ascribed to it in paragraph 3 hereof.

         "Senior Stock" has the meaning ascribed to it in paragraph 5 hereof.

         "Series A Certificate of Designation" has the meaning ascribed to it in paragraph 4 hereof.

         "Series A Preferred Stock" has the meaning ascribed to it in paragraph 2 hereof.

         "Series B Preferred Stock" has the meaning ascribed to it in paragraph 1 hereof.


         "Stated Value" has the meaning ascribed to it in paragraph 1 hereof.

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirement of Section 151(g) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, KII HOLDING CORP. has caused this Certificate to be duly executed as of this 1st day of July, 1997.

                                                     KII HOLDING CORP.

                                                     By:/s/ Bradley C. Call
                                                            Its:President

                              KII HOLDING CORP.

           CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND
                    RIGHTS OF THE SERIES A PREFERRED STOCK

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         The following resolution was duly adopted by the Board of Directors (the "Board of Directors") of KII HOLDING CORP., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware:

         WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, without par value, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

         NOW, THEREFORE, BE IT RESOLVED:

         U. Designation and Number of Shares. There shall be hereby established a series of the preferred stock, without par value, but with a stated value of Ten Thousand Dollars ($10,000) per share (the "Stated Value"), designated as "Series A Preferred Stock" (such series being hereinafter referred to as the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 400.

         V. Rank. The Series A Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to all classes of common stock of the Corporation (including, without limitation, the currently authorized common stock, without par value, of the Corporation) (the "Common Stock"), and to each other class or series of Capital Stock of the Corporation (including the Series B Preferred Stock) hereinafter created with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation (collectively with the Common Stock, the "Junior Stock").

         W. Dividends.

                  (1) The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate equal to ten percent (10%) per annum of the sum of (i) the Liquidation Preference (as hereinafter defined) and
(ii) any dividends which may be in arrears. All dividends shall be cumulative, whether or not earned or declared, from the date of issuance of the Series A Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the issuance of the Series A Preferred Stock. Each distribution on the Series A Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on such record dates, not less than ten (10) nor more than sixty (60) days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation.

                  (2) All dividends paid with respect to shares of Series A Preferred Stock pursuant to subparagraph 3(a) shall be paid pro rata and in a like manner to all of the holders entitled thereto.

                  (3) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series A Preferred Stock at any time, except out of funds legally available therefor.

                  (4) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than ten (10) nor more than sixty (60) days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (5) Without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, the Corporation shall not declare, pay or set apart for payment any dividend on any shares of Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, puts, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (all such prohibited payments and other actions set forth above in this subparagraph 3(e) being collectively referred to as "Restricted Junior Payments") except that:

                  the Corporation may make Permitted Tax Distributions;

                  the Corporation may pay dividends or other distributions on Junior Stock in the form of additional shares of Junior Stock (or the adjustment of the amount of the liquidation preference, if any, of such Junior Stock);

                  the Corporation may issue a promissory note, which is expressly subordinated in payment to dividend, liquidation and other distributions in respect of the Series A Preferred Stock, in satisfaction of a contractual obligation to redeem any such Junior Stock held by management of the Corporation or its subsidiaries.

                  (6) Dividends payable on the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period for which such dividends are payable.

         X.       Liquidation Preference.

                  (1) The liquidation preference of the Series A Preferred Stock shall be $10,000.00 per share (the "Liquidation Preference"). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the aggregate Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including, without duplication, an amount equal to pro rated dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series A Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the

Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets.

                  (2) For purposes of this paragraph 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or part of the property or assets of the Corporation nor the consolidation or merger of the Corporation into or with one or more other corporations or entities shall be deemed to be a liquidation, dissolution or winding up, voluntarily or involuntary, of the affairs of the Corporation.

         Y.       Voting Rights.

                  (1) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not reclassify any Junior Stock into any preferred stock of the Corporation that ranks on a parity or senior (in either case as to dividends or other distributions or rights upon liquidation, dissolution or winding up) to the Series A Preferred Stock ("Parity Stock" or "Senior Stock", respectively) or create or authorize any new class of Parity Stock or Senior Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class.

                  (2) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not amend this Certificate of Designation or the Certificate of Incorporation of the Corporation so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series A Preferred Stock, without the affirmative vote or consent of at least a majority of the issued and outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class.

                  (3) In any case in which the holders of Series A Preferred Stock shall be entitled to vote pursuant to this paragraph 5 or pursuant to the General Corporation Law of the State of Delaware, each holder of Series A Preferred Stock shall be entitled to one vote for each share of

Series A Preferred Stock. Except as otherwise provided in this paragraph 5 and under the General Corporation Law of the State of Delaware, holders of Series A Preferred Stock shall not be entitled to vote on any matters.


         Z.       Redemption.

                  (1) The Series A Preferred Stock may be redeemed in cash, in whole or in part, at any time or from time to time, at the option of the Corporation by resolution of the Board of Directors at a price per share equal to the Liquidation Preference plus an amount equal to all dividends thereon accrued and unpaid (the "Redemption Price") to the date fixed by the Board of Directors as the redemption date (the "Redemption Date"). If less than all shares of Series A Preferred Stock are to be redeemed, shares of Series A Preferred Stock shall be redeemed ratably among the holders thereof.

                  (2) Notice of any redemption pursuant to this paragraph 6 (a "Redemption Notice") shall be mailed, first class, postage prepaid, not less than fifteen (15) days nor more than sixty (60) days prior to the Redemption Date to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses as the same appear upon the stock record books of the Corporation or are supplied by them in writing to the Corporation for the purposes of such notice. Such notice shall set forth the anticipated Redemption Price or formula on which such Redemption Price will be based, the anticipated Redemption Date within such fifteen (15) to sixty (60) day period, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed.

                  (3) On or before the anticipated Redemption Date, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, if the redemption occurs, the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If for any reason the redemption does not occur, the certificates shall be returned. In the event that fewer than all of the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (4) It any Redemption Notice by the Corporation pursuant to this paragraph 6 shall have been mailed as provided in subparagraph 6(b) and if on or before the Redemption Date, the consideration necessary for such redemption shall have been irrevocably set apart in trust for the benefit of the holders of shares to be so redeemed so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.


         AA.      Payment in Kind. Any payments by the Corporation on account of the Series A Preferred Stock as a result of the declaration of dividends on the Series A Preferred Stock may, in the sole discretion of the Board of Directors, be payable, in whole or in part, in the form of additional shares of Series A Preferred Stock of the Corporation or any of the assets of the

Corporation. For the purposes of such payment, shares of Series A Preferred Stock shall be valued at the Stated Value or upon such other reasonable basis as the Board of Directors shall determine in its sole discretion.

         BB.      Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

         CC.      Preemptive Rights, The holders of the Series A Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

         DD.      Exclusion of Other Rights.  The shares of Series A Preferred
Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions and in the Certificate of Incorporation of the Corporation.

         EE.      Legends.  Unless the Series A Preferred Stock is to be
registered under the Securities Act of 1933, as amended or any other applicable federal or state securities law, the following legends shall be placed on the Series A Preferred Stock:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH REGISTRATION AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT.

         FF.      Headings.  The headings of the various paragraphs and
subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         GG.      Definitions.


         "Board of Directors" has the meaning ascribed to it in the first paragraph of this resolution.

         "Business Day" means any day except a Saturday, Sunday or any day on which banking institutions in New York City, New York or Los Angeles, California are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means all common stock and any other capital stock of the Corporation authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated), whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

         "Certificate of Designation" shall mean this Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock.

         "Closing Date" means the date on which the Series A Preferred Stock is first issued.

         "Common Stock" has the meaning ascribed to it in paragraph 2 hereof.

         "Corporation" means KII Holding Corp., a Delaware corporation.

         "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

         "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

         "Initial Dividend Period" means the dividend period commencing on the Closing Date and ending on the first Dividend Payment Date to occur thereafter.

         "Junior Stock" has the meaning ascribed to it in paragraph 2 hereof.

         "Liquidation Preference" has the meaning ascribed to it in paragraph 4 hereof.

         "Parity Stock" has the meaning ascribed to it in paragraph 5 hereof.

         "Permitted Tax Distributions" means distributions from the Corporation to the parent corporation of the Corporation up to the amount that the Corporation would have been required to pay for federal, state, local or other taxes on income if it were deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which only the Corporation and its consolidated subsidiaries were members.


         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Quarterly Dividend Period" means the quarterly periods commencing on each January 1, April 1, July 1 and October 1 and ending on each Dividend Payment Date, respectively.

         "Redemption Date" has the meaning ascribed to it in paragraph 6 hereof.

         "Redemption Notice" has the meaning ascribed to it in paragraph 6 hereof.

         "Redemption Price" has the meaning ascribed to it in paragraph 6 hereof.

         "Restricted Junior Payments" has the meaning ascribed to it in paragraph 3 hereof.

         "Senior Stock" has the meaning ascribed to it in paragraph 5 hereof.

         "Series A Preferred Stock" has the meaning ascribed to it in paragraph 1 hereof.

         "Stated Value" has the meaning ascribed to it in paragraph 1 hereof.

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirement of Section 151(g) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, KII HOLDING CORP. has caused this Certificate to be duly executed as of this 1st day of July, 1997.

                                                          KII HOLDING CORP.

                                                          By:/s/ Bradley C. Call
                                                                 Its: President